Mondee Announces Fourth Quarter and Full Year 2022 Preliminary Financial Results

February 28, 2023

- 2022 Gross Revenue of $2.2B[1], 2.2x 2021's $996M
- 2022 Net Revenue of $159M[1], 171% of 2021
- 2022 Adjusted EBITDA of $16M[1], an increase of over $20M from $(5)M in 2021
- 2023 Annual Guidance of Net Revenue to $230-240M, an increase of 47% at midpoint
- Completed Acquisition of Orinter in Brazil, Expanding Footprint to Brazil and Latin America

AUSTIN, Texas, Feb. 28, 2023 (GLOBE NEWSWIRE) -- Mondee Holdings, Inc. (Nasdaq: MOND) ("Mondee" or the "Company"), the high-growth, travel technology company and marketplace, with a portfolio of globally recognized platforms in the leisure and corporate travel sectors, today announced preliminary financial results for the fourth quarter and full year ended December 31, 2022.

"We are pleased to have finished 2022 with full recovery of our marketplace net revenue, reaching 171% of our pre-Covid 2019 benchmark year's net revenue, while the industry is still on the upswing at about 70% recovered,"[1] said Prasad Gundumogula, Chairman, Chief Executive Officer, and founder of Mondee. "The current market trends and travel reopening tailwinds in the Asia markets, especially China, and other market upsides from the release of our nextGen platform and marketplace evolution, give us confidence to project 47% net revenue growth guidance for 2023 over our strong 2022 performance. Very importantly for our global growth trajectory, we continue to add strength to our significant portfolio of offerings and distribution with the recent acquisition of a leading B2B business in Brazil. We welcome the outstanding and proven Orinter team to the Mondee family and look forward to further rapid and profitable expansion in the LATAM market and globally," continued Mr. Gundumogula.

Fourth Quarter and Full-Year 2022 Preliminary Financial Highlights[1,2,3,4,5]

- Gross revenue of $512 million[2] for the quarter increased 42% year-over-year as compared to $362 million in the fourth quarter of 2021 ("4Q21"). 2022 gross revenue of $2.2 billion, representing 2.2x of $1.0 billion in 2021.
- Net revenue of $40 million for the quarter, up 19% year-over-year as compared to $33 million in 4Q21. 2022 net revenue of over $159 million, representing 171% of $93 million in 2021.
- Net Loss of $13 million[3] for the quarter, a decrease of $4 million as compared to a 4Q21 Net Loss of $9 million. This estimate includes approximately $7 million of earnout related to the ITHAX business combination and management restrictive stock units and $1 million of one-time expenses. 2022 net loss of $87 million, compared with $39 million in 2021, which includes expenses for the aforementioned fourth-quarter one-time expenses as well as $62 million non-cash one-time stock earnouts related to the ITHAX business combination and management restrictive stock units, $3 million one-time restructuring charges, and other non-recurring expenses.
- Adjusted EBITDA of $6 million for the quarter, an improvement of over $7 million as compared to a 4Q21 Adjusted EBITDA of $(2) million. 2022 adjusted EBITDA was $16 million, an improvement of over $20 million from $(5) million in 2021.

Financial Summary and Preliminary Operating Results[1,2,3,4,5]

Quarterly Comparison

	For the quarter ended December 31		Year-Over-Year Change	
	4Q22[1]	4Q21		
Transactions (thousands)	533.1	389.5	143.7	37%
Revenue, Gross	511.8	361.7	150.1	42%
Revenue, Net	39.6	33.3	6.3	19%
Net Income (Loss)	(13.5)	(9.2)	(4.3)	46%
Loss per share (EPS)	(0.16)	(0.15)	(0.01)	NM
Adjusted EBITDA	6.0	(1.5)	7.5	(490)%
Adjusted Net Income (Loss)	(3.7)	(6.9)	3.1	(46)%
Adjusted EPS	(0.04)	(0.07)	0.03	NM

Annual Comparison

	For the year ended December 31		Year-Over-Year Change	
	2022[1]	2021		
Transactions (thousands)	2,137.5	1,320.0	817.5	62%
Revenue, Gross	2,221.9	966.0	1,255.8	130%
Revenue, Net	159.4	93.2	66.2	71%
Net Income (Loss)	(87.2)	(38.9)	(48.3)	124%
Loss per share (EPS)	(1.26)	(0.64)	(0.62)	NM

Adjusted EBITDA	15.7	(5.5)	21.2	(388)%
Adjusted Net Income (Loss)	(18.0)	(29.0)	11.0	(38)%
Adjusted EPS	(0.20)	(0.31)	0.11	NM

[1] Results are preliminary and subject to final review by Mondee's auditors.

[2]In millions, except transactions which are in thousands, per share data, and percentages.

[3]2022 GAAP expenses include $62 million non-cash one-time stock earnouts related to the ITHAX business combination and management restrictive stock units, $3 million one-time restructuring charges, and other non-recurring expenses.

[4]Fourth quarter 2022 net loss includes approximately $7 million of earnout related to the ITHAX business combination and management restrictive stock units and $1 million of one-time expenses.

[5]Note that Mondee's 2021, first quarter 2022, and second quarter 2022 financial results do not give effect to the business combination with ITHAX.

Financial Commentary

"Mondee continued its strong financial performance throughout 2022, generating over $159 million of net revenue on $2.2 billion of marketplace gross revenue, representing a 7.2% take rate and reaching 171% of 2019's net revenue," said Dan Figenshu, Chief Financial Officer of Mondee. "Equally important is Mondee's continued improvement in profitability, cash flow and balance sheet strength, with 2022 adjusted EBITDA improving to $16 million from $(5.5) million in 2021. In addition we materially improved our balance sheet with the addition of $85M in preferred equity in the form of non-convertible, redeemable preferred shares and the cash repurchase of all outstanding public warrants, which we believe will help the company to execute on both our organic and acquisition-related growth plans steadily and accretively," continued Mr. Figenshu.

Financial 2023 Outlook[6]

Mondee is providing the following projections for its first full-year as a public company ending December 31, 2023. We expect to continue delivering profitable growth despite a backdrop of global inflation and an evolving travel recovery.

- Net Revenue is projected to be in the range of $230 million to $240 million, representing year-over-year growth of 47%, measured at the midpoint.
- Adjusted EBITDA is projected to be in the range of $40 million to $45 million, representing year-over-year growth of 171% and a margin of 18%, measured at the midpoint.

[6] includes organic and inorganic growth

Fourth Quarter 2022 Business Highlights and Subsequent Events

- Acquired a Leading Brazilian B2B Travel Company Orinter, which strengthens Mondee's position in the Brazilian and broader LATAM travel market, while providing additional high-quality travel products and localized services to Mondee's now 55,000 experts distribution network. Orinter's portfolio includes 4,900 travel experts as well as complementary local hotel, packages and ground transport relationship that will be added to Mondee's content and distribution marketplace that we expect to bring significant synergies and cross-selling opportunities. Mondee plans to leverage Orinter's strong market position and expertise to further expand in regional and global markets. Acquisition executed in an accretive manner at approximately four times 2022 EBITDA. Mondee intends to continue its disciplined M&A strategy into 2023 adding valuable product and geographical footprint.
- Introduced Innovative Expert and Influencer Affiliate Network Program. Powered by Mondee's cutting-edge technology, the program offers an exclusive arrangement that provides affiliates, travel experts, influencers and gig economy workers with enhanced revenue opportunities and tools designed to increase profitability, expand their product line-up, and stay competitive in the ever-evolving market. This model offers value for suppliers, experts and travelers. Suppliers will benefit from efficient management of their closed user group content and targeted distribution, while experts and travelers will gain exclusive access to a wider range of products and better revenue opportunities on travel content, including airfare, hotel stays, and ancillaries.
- Named Former Microsoft and Amazon Marketing Executive, Kymber Lowe, as Chief Marketing Officer. Ms. Lowe will lead the company's marketing initiatives and strategy. Her expertise in developing successful marketing programs and expanding brands at scale will support Mondee in enhancing its global presence.
- Having expanded access through multiple closed-user groups to over 125 million members, over this past year, the Company intends to also focus on expanding the adoption rate and increasing its new revenue streams.
- During the 2022 travel-recovery, Mondee launched agile, targeted marketing initiatives to capitalize on the earliest opening international markets.

Conference Call Information

Mondee will host a conference call today at 5:30 a.m. (PT) / 7:30 a.m. (CT) / 8:30 a.m. (ET) to discuss its preliminary financial results with the investment community. A live webcast of the event will be available on the Mondee Investor Relations website at http://investors.mondee.com. A live dial-in is available domestically at (833) 470-1428 and internationally at +1 (404) 975-4839, passcode 679292. A replay will be available on Mondee’s investor relations website and an audio replay will be available domestically at (866) 813-9403 or internationally at +1 (929) 458-6194, passcode 742838, until midnight (ET) March 20, 2023. About Mondee Established in 2011, Mondee is a travel technology company and a modern travel marketplace with its headquarters based in Austin, Texas. The company operates 17 offices across the United States and Canada and has core operations in India, Thailand, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. The company's platform supports over 50 million daily searches and processes a substantial transactional volume annually. Its network includes 55,000+ leisure travel advisors and gig economy workers, 500+ airlines, and over one million hotels and vacation rentals. The company also offers packaged solutions and ancillary offerings that serve a global customer base. On July 19, 2022, Mondee became publicly traded on the Nasdaq under the ticker symbol “MOND”. For more information, please visit https://www.mondee.com. Non-GAAP Measurements: In addition to disclosing financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables include adjusted EBITDA non-GAAP net income, and non-GAAP EPS. These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses, provision for income taxes, and the impacts of depreciation and amortization. We define Adjusted EBITDA as net loss before depreciation and amortization, provision for income taxes, interest expense (net), other income net, stock-based compensation, and gain on forgiveness of PPP loans. Non-GAAP net income (loss) is defined as net loss before the impacts of amortization of intangibles, provision for income taxes, stock-based compensation, and one-time items. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding. We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to adjusted EBITDA and non-GAAP net loss/ income, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense and other one-time expenses. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance. We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP. These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss/ income and non-GAAP net loss/ income per share in conjunction with net loss and net loss per share. Operating Metrics: This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business. Transactions are defined as the aggregation of transactions handled by our platform between a third party seller or service provider and the ultimate consumer. A single transaction could include an airline ticket, a hotel or hospitality accommodation, and any number of ancillaries offered on the platform. We generate revenue from service fees earned on these transactions and, accordingly our revenue increases or decreases based on the increase or decrease in either or both the number or value of transactions we process. Revenue will increase as a result of an increase in the number of customers using Mondee’s platform and/or as a result of an increase in service fees from higher value services offered on the platform. Forward-Looking Statements and Unaudited Financials: This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans, forecasts, and other expectations after the recently completed business combination between ITHAX Acquisition Corp. and Mondee Holdings II, Inc., the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, the ability to maintain Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 20, 2022, the registration statement on Form S-1 declared effective by the SEC on October 12, 2022 and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason. The preliminary financial results for the fourth quarter and full year ended December 31, 2022 are unaudited, reflect our estimated financial results and are based on information available to management as of the date of this release and are subject to potential further material changes upon completion of the Company’s standard year-end closing procedures. In preparing this information, management made complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. Our actual financial results for the three months and year ended December 31, 2022 have not yet been finalized by management and remain subject to the completion of management’s final review and our other closing procedures, as well as the completion of the audit of our annual financial statements. These preliminary estimated results do not represent a comprehensive statement of all financial results for the three months and year ended December 31, 2022. We are required to consider all available information through the finalization of our financial statements and their possible impact on our financial conditions and results of operations for the period, including the impact of such information on the complex judgments and estimates referred to above.   MONDEE HOLDINGS, INC. Condensed Consolidated Balance Sheets (In $ thousands, except stock and par value data) (unaudited)     December 31,     2022       2021   Assets       Current assets:       Cash and cash equivalents $ 78,841    $ 15,506  Restricted short-term investments   8,639      8,484  Accounts receivable, net of allowance of $4,754, and $5,005 as of December 31, 2022 and December 31, 2021, respectively   23,029      10,178  Contract assets, net of allowance of $0 and $1,000 as of December 31, 2022 and December 31, 2021   8,778      3,935  Prepaid expenses and other current assets   4,321      2,588  Total current assets $ 123,608    $ 40,691  Property and equipment, net   11,204      8,874  Goodwill   66,420      66,420  Intangible assets, net   57,370      63,708  Loan receivable from related party   —      22,054  Operating lease right-of-use assets   2,293      —  Other non-current assets   2,057      1,588  TOTAL ASSETS $ 262,952    $ 203,335  Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit       Current liabilities:       Accounts payable   37,713      19,529  Amounts payable to related parties   —      716  Paycheck Protection Program (PPP) and other government loans, current portion   72      338  Accrued expenses and other current liabilities   9,442      10,354  Deferred revenue   5,490      6,450  Long-term debt, current portion   7,514      11,063  Total current liabilities $ 60,231    $ 48,450  Deferred income taxes   650      512  Note payable to related party   197      193  PPP and other government loans excluding current portion   159      1,915  Warrant liability   1,293      —  Long-term debt excluding current portion   126,883      162,170  Deferred revenue excluding current portion   12,596      14,288  Operating lease liabilities excluding current portion   1,659      —

Other long-term liabilities   2,475      2,632  Total liabilities $ 206,143    $ 230,160  Commitments and contingencies (Note 13)               Redeemable Preferred Stock       Series A Preferred stock - 85,000 authorized, $0.0001 par value, 85,000 shares issued and outstanding as of September 30, 2022 ( liquidation preference of $85,057)   82,648      —          Stockholders' deficit:       Common stock – $0.01 par value; 500,000,000 and 1,000 shares authorized as of September 30, 2022 and December 31, 2021, respectively; 75,766,160 and 1 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively   7      6  Shareholder receivable   (20,336)     —  Additional paid-in capital   272,318      163,459  Accumulated other comprehensive loss   (614)     (273) Accumulated deficit   (277,214)     (190,017) Total stockholders’ deficit $ (25,839)   $ (26,825) TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT $ 262,952    $ 203,335                  MONDEE HOLDINGS, INC. Condensed Consolidated Statements of Operations (In $ thousands, except stock and per share data) (unaudited)     Year Ended December 31,     2022       2021   Revenues, net $ 159,354    $ 93,194  Operating expenses:       Marketing expenses   96,910      54,611  Sales and other expenses, including non-employee stock-based compensation of $722 and $9 respectively   13,676      11,165  Personnel expenses, including stock-based compensation of $61,310 and $3,844 respectively   81,562      23,422  General and administrative expenses   9,103      7,455  Information technology expenses   4,824      4,058  Provision for doubtful accounts receivable and contract assets   561      1,874  Depreciation and amortization   11,494      12,861  Restructuring expense   1,663      —  Total operating expenses   219,793      115,446  Loss from operations   (60,439)     (22,252) Other income (expense):       Interest income   637      505  Interest expense   (27,122)     (23,683) Gain on extinguishment of PPP loan   2,009      5,868  Changes in fair value of warrant liability   597      —  Other income (expense), net   (1,725)     980  Total other expense, net   (25,604)     (16,330) Loss before income taxes $ (86,043)   $ (38,582) Provision for income taxes   (1,153)     (323) Net loss $ (87,196)   $ (38,905) Net loss attributable per share to common stockholders:       Basic and diluted $ (1.26)   $ (0.64) Weighted-average shares used to compute net loss attributable per share to common stockholders       Basic and diluted   69,091,540      60,800,000

MONDEE HOLDINGS, INC. Condensed Consolidated Statements of Cash Flows (In $ thousands) (unaudited)     Year Ended December 31,     2022      2021  Cash flows from operating activities       Net loss $         (87,196)   $         (38,905) Adjustments to reconcile net loss to net cash used in operating activities       Depreciation and amortization   11,494      12,861  Deferred taxes   138      184  Provision for doubtful accounts receivable and contract assets   561      1,874  Stock-based compensation   62,042      3,936  Amortization of loan origination fees   6,564      2,361  Payment in kind interest expense   9,518      14,582  Gain on forgiveness of PPP Loan   (2,009)     (5,868) Change in the estimated fair value of LBF earn-out considerations and warrant liability   (489)     265  Changes in operating assets and liabilities       Accounts receivable   (13,412)     (6,697) Contract assets   (4,843)     485  Prepaid expenses and other current assets   (17,065)     23  Operating lease right-of-use assets   (94)     —  Other non-current assets   (751)     (757) Amounts payable to related parties   (716)     (358) Accounts payable   29,373      2,115  Accrued expenses and other current liabilities   (1,688)     (1,384) Deferred revenue   (2,652)     (2,666) Operating lease liabilities   133      —  Other long term liabilities   (74)     2,276  Net cash used in operating activities   (11,166)     (15,673) Cash flows from investing activities       Capital expenditure   (7,345)     (4,022) Purchase of restricted short term investments   (155)     —  Sale of restricted short term investments   —      910  Net cash used in investing activities           (7,500)             (3,112) Cash flows from financing activities       Repayments of long-term debt   (45,040)     (638) Loan origination fees for long-term debt   —      (75) Proceeds from PPP and other government loans   —      3,790  Proceeds from issuance of redeemable preferred stock   85,000      —  Issuance cost from preferred stock   (1,418)     —  Proceeds from exercise of common stock warrants   1,368      —  Proceeds from Business Combination and issuance of PIPE shares   78,548      —  Payment of offering costs   (23,452)     —  Payment made on behalf of Mondee Holdings LLC   (5,241)     —  Repayment of Short Term Debt   (298)     —  LBF Thai Loan   (9)     —  Repurchase of public warrants   (6,995)     —  Home Loan Forgiveness   23      —  Net cash provided by financing activities   82,486      3,077  Effect of exchange rate changes on cash, cash equivalents and restricted cash   (358)     (311) Net increase (decrease) in cash, cash equivalents and restricted cash   63,462      (16,019) Cash, cash equivalents and restricted cash at beginning of period   15,506      31,525  Cash, cash equivalents and restricted cash at end of period $ 78,968    $ 15,506                  MONDEE HOLDINGS, INC. GAAP to Non-GAAP Reconciliations

(In thousands)
(unaudited)

ADJUSTED EBITDA RECONCILIATION

	4Q21	FY21	4Q22	FY22
Net income (Loss)	(9,208)	(38,905)	(13,464)	(87,196)
Interest expense (net)	6,131	23,178	6,787	26,485
Stock-based comp exp	92	3,936	7,134	62,033
Depreciation & amortization	3,089	12,861	2,945	11,494
Restructuring expense	—	—	(467)	1,663
Changes in fair value of Warrant liability	—	—	86	(597)
Income tax provision	88	323	542	1,153
Gain on forgiveness of PPP loan	(1,576)	(5,868)	—	(2,009)
Other expenses (income), net	(143)	(980)	1,409	1,725
Adjusted EBITDA	(1,527)	(5,455)	5,952	15,731
Adjusted EBITDA margin	(4.6)%	(5.9)%	15.0%	9.9%

ADJUSTED NET INCOME RECONCILIATION

	4Q21	FY21	4Q22	FY22
Net Income (loss)	(9,208)	(38,905)	(13,464)	(87,196)
Stock-based comp exp	92	3,936	7,134	62,033
Amortization - intangibles	1,756	7,882	1,586	6,338
Income tax provision	88	323	542	1,153
One-time expenses	420	(2,244)	486	(354)
Adjusted Net Income (Loss)	(6,852)	(29,008)	(3,716)	(18,026)

ADJUSTED EPS RECONCILIATION

	4Q21	FY21	4Q22	FY22
Net Income (loss)	(9,208)	(38,905)	(13,464)	(87,196)
Common shares outstanding	60,800	60,800	82,266	69,092
GAAP EPS	$(0.15)	$(0.64)	$(0.16)	$(1.26)
Adjusted Net Income (Loss)	(6,852)	(29,008)	(3,716)	(18,026)
Diluted shares outstanding	94,600	94,600	83,866	91,917
Adjusted EPS	$(0.07)	$(0.31)	$(0.04)	$(0.20)

For Further Information, Contact:

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Investor Relations
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